Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the application of our report dated February 18, 2002 included in this Amendment No. 1 to Form S-2 of Education Lending Group, Inc., formerly known as Direct III Marketing, Inc., relating to the consolidated financial statements for the year ended December 31, 2001. We also consent to the reference to us under the heading “Experts” in this Amendment No. 1 to Form S-2.

/s/    Swenson Advisors, LLP

Swenson Advisors, LLP

San Diego, CA

November 14, 2003